UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2006
Date of Report (Date of earliest event reported)

STATMON TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-0751	83-0242652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

345 N. Maple Drive, Suite 120
Beverly Hills, CA 90210
(Address of principal Executive offices)

(310) 288-4580
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On September 13, 2006 Statmon Technologies Corp. (“Statmon”) entered into a System Purchase and Maintenance Agreement (the "Agreement") with MediaFLO USA, Inc. (“MediaFLO”), a wholly owned subsidiary of QUALCOMM Incorporated. Under the Agreement, Statmon licensed MediaFLO to use its “Axess” software and is supplying hardware interface components that will be incorporated in the national rollout of MediaFLO's Radio Frequency (RF) transmission sites and its Network Operation Center. It is anticipated that MediaFLO will issue purchase orders periodically to Statmon under the Agreement to meet its rollout schedule. The Agreement is priced based on 300 sites, but specifies no minimum or maximum number of purchase orders, and is for a period of three years. Statmon has commenced delivery of software and related system integration hardware under its first purchase order from MediaFLO. Statmon will also provide support and maintenance on an annual basis.

Statmon disclaims any obligation to update any forward-looking information set forth in this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATMON TECHNOLOGIES CORP.

DATE: September 15, 2006	By:	/s/ Geoffrey P. Talbot
Geoffrey P. Talbot
Chairman of the Board, Chief Executive Officer and Chief Financial Officer